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                                                                EXHIBIT 11(B)



                         Independent Auditors' Consent




To the Shareholders and Board of Trustees of Capital Appreciation Fund


We consent to the use of our report dated February 10, 1998 for Capital Appreciation Fund incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Additional Information" in the Statement of Additional Information.


                                                           KPMG Peat Marwick LLP

New York, New York
April 20, 1998